EXHIBIT 99.1

Contact: Alan Caminiti 914-701-8400

FOR IMMEDIATE RELEASE:

Court Confirms Joint Plan of Reorganization
           Of Atlas Air Worldwide Holdings, Inc.

Company On Track to Emerge from Chapter 11 on July 26, 2004

Purchase, N.Y. July 14, 2004 – The U.S. Bankruptcy Court for the Southern District of Florida today confirmed the Joint Plan of Reorganization of Atlas Air Worldwide Holdings, Inc. (AAWH)(Pink Sheets: AAWHQ) following the required approval of the Plan in a vote by the Company’s creditors.

The Court ruled that AAWH has now met all the requirements to implement its Joint Plan of Reorganization. This action paves the way for AAWH to emerge from bankruptcy on or about July 26, 2004.

AAWH initially filed for Chapter 11 protection on January 30, 2004. The Plan confirmed today restructures AAWH’s financial affairs by implementing the various restructuring agreements AAWH and its subsidiaries reached with their aircraft lessors and lenders prior to filing for bankruptcy and by distributing new AAWH common shares to certain creditors and cash to others.

“This is a very satisfying day for everyone in the Atlas family,” said Jeffrey H. Erickson, AAWH President and CEO. “I want to express my gratitude for the support of our customers during this period and must especially recognize the loyalty and hard work of our employees, who rose to the occasion not only in continuing to keep the business running effectively, but also in supporting the substantial work required in a restructuring of this magnitude.”

Mr. Erickson added that the Company can now focus its full attention on executing its business plan, improving its operating performance to satisfy customer needs, continuing to implement cost-reduction initiatives, restoring and maintaining profitability, and rebuilding long-term value for AAWH stakeholders.

About AAWH

AAWH is the parent company of Atlas Air, Inc and Polar Air Cargo, Inc, which together operate the world’s largest fleet of Boeing 747 freighter aircraft. Atlas Air, Inc. is the world’s leading provider of ACMI (aircraft, crew, maintenance and insurance) freighter aircraft to major airlines around the globe. Polar Air Cargo, Inc. is among the world’s leading providers of airport-to-airport freight carriage. Polar operates a global, scheduled-service network and serves substantially all major trade lanes of the world. Through both of its principal subsidiaries, AAWH also provides commercial and military charter services.

Certain of the information contained in this Press Release should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWH and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to continue as going concerns; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the companies’ products; pending and future litigation; the commencement of public trading and market acceptance of AAWH’s new common stock; and other risks and uncertainties set forth from time to time in AAWH’s reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. AAWH assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

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